AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 2002
                           REGISTRATION NO. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                        BLONDER TONGUE LABORATORIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        DELAWARE                                         52-1611421
-------------------------------          ---------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

                               ONE JAKE BROWN ROAD
                          OLD BRIDGE, NEW JERSEY 08857
                                 (732) 679-4000
        -----------------------------------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


         BLONDER TONGUE LABORATORIES, INC. 1995 LONG TERM INCENTIVE PLAN
         ---------------------------------------------------------------
                            (Full title of each Plan)

                                 JAMES A. LUKSCH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               ONE JAKE BROWN ROAD
                          OLD BRIDGE, NEW JERSEY 08857
                                 (732) 679-4000
           ---------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          _____________________________
                                   Copies to:

                           GARY P. SCHARMETT, ESQUIRE
                      STRADLEY, RONON, STEVENS & YOUNG, LLP
                            2600 ONE COMMERCE SQUARE
                      PHILADELPHIA, PENNSYLVANIA 19103-7098
                          _____________________________

--------------------------------------------------------------------------------------------------
                              CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------
                                            PROPOSED MAXIMUM      PROPOSED MAXIMUM     AMOUNT OF
TITLE OF SECURITIES          AMOUNT TO BE  OFFERING PRICE PER    AGGREGATE OFFERING   REGISTRATION
TO BE REGISTERED             REGISTERED(1)        SHARE               PRICE (4)            FEE
-------------------------- --------------- ------------------- --------------------- -------------
Common Stock, $.001 par     219,000 shares        $3.43 (2)         $814,350            $74.92
value per share
                              5,000 shares        $3.12 (2)

                             26,000 shares        $1.83 (3)
-------------------------- --------------- ------------------- --------------------- -------------

(1) This Registration Statement is only registering shares of Common Stock issued after the date of this Registration Statement under the Blonder Tongue Laboratories, Inc. 1995 Long Term Incentive Plan, as amended (the "Plan") and such additional indeterminable number of shares that may be issuable by reason of the anti-dilution provisions of the Plan.
(2) Pursuant to Rule 457(h)(1), for shares issuable under presently outstanding options granted under the Plan, the price at which such options may be exercised has been used to determine the registration fee.
(3) Pursuant to Rule 457(h)(1) and (c), for shares available under the Plan that have yet to be granted or are not presently subject to outstanding options, the average of the high and low prices per share of the Common Stock reported on the American Stock Exchange on July 22, 2002 has been used to determine the registration fee.
(4)  Estimated solely for the purpose of determining the registration fee.

     Pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 (Registration No. 333-15039) originally filed with the Securities and Exchange Commission on October 29, 1996 (the "Prior Registration Statement") are incorporated herein by reference, except for (i) Items 5 and 8 of Part II thereof and (ii) the Reoffer Prospectus. This Registration Statement covers 250,000 shares, which together with (i) the 250,000 shares registered under the Prior Registration Statement, (ii) the 500,000 shares registered under the Company's Registration Statement on Form S-8 (Registration No. 333-52519) originally filed with the Securities and Exchange Commission on May 13, 1998, and (iii) the 150,000 shares registered under the Company's Registration Statement on Form S-8 (Registration No. 333-37670) originally filed with the Securities and Exchange Commission on May 23, 2000, constitute the 1,150,000 shares of common stock issuable under the Company's 1995 Long Term Incentive Plan, as amended.



                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 5. Interest of Named Experts and Counsel.
        --------------------------------------

          Gary P. Scharmett, a partner of Stradley, Ronon, Stevens & Young, LLP, legal counsel to the Company, is a director of the Company and beneficially owns 6,300 shares of the common stock and holds options to purchase 32,000 shares of the common stock at purchase prices of $7.03 per share (5,000 shares), $6.88 per share (15,000 shares), $6.53 per share (2,000 shares), $3.43 per share (5,000 shares) and $2.88 per share (5,000 shares), which options may be exercised for a 10-year period ending on July 16, 2006 (10,000 shares), July 8, 2008 (5,000 shares), July 15, 2009 (2,000 shares), July 12, 2010 (5,000 shares), February 15, 2011 (5,000 shares) and February 7, 2012 (5,000 shares).

Item 8. Exhibits.
        --------

          Reference is made to the Exhibit Index on Page II-3 filed herewith.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant Blonder Tongue Laboratories, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Old Bridge, State of New Jersey, on July 23, 2002.

                                BLONDER TONGUE LABORATORIES, INC.


                                By: /s/ James A. Luksch
                                   ---------------------------------------------
                                   James A. Luksch, President and
                                   Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Each person whose signature appears below constitutes and appoints James A. Luksch and Robert J. Palle, Jr., jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Name                                           Title                    Date

/s/ James A. Luksch               Director, President and          July 23, 2002
-----------------------------     Chief Executive Officer
James A. Luksch                   (Principal Executive Officer)

/s/ Eric Skolnik                  Vice President - Finance,        July 23, 2002
-----------------------------     Treasurer and Chief Financial
Eric Skolnik                      Officer (Principal Financial
                                  Officer and Principal Accounting
                                  Officer)

/s/ Robert J. Palle, Jr.          Director, Executive Vice         July 23, 2002
-----------------------------     President and Chief
Robert J. Palle, Jr.              Operating Officer


/s/ John E. Dwight                Director                         July 23, 2002
-----------------------------
John E. Dwight


/s/ Robert E. Heaton              Director                         July 23, 2002
-----------------------------
Robert E. Heaton


/s/ Robert B. Mayer               Director                         July 23, 2002
-----------------------------
Robert B. Mayer


/s/ Gary P. Scharmett             Director                         July 23, 2002
-----------------------------
Gary P. Scharmett


/s/ James H. Williams             Director                         July 23, 2002
-----------------------------
James H. Williams


/s/ James F. Williams             Director                         July 23, 2002
-----------------------------
James F. Williams


                                      II-2

                                  EXHIBIT INDEX

Exhibit #          Description                  Sequential Page Number
---------          -----------                  ----------------------



 4.1      Blonder Tongue Laboratories, Inc.  Incorporated   by  reference   from
          1995 Long Term Incentive Plan      Exhibit  10.6  to S-1  Registration
          (the "1995 Plan")                  Statement No.  33-98070  originally
                                             filed  on  October  12,  1995,   as
                                             amended.

 4.2      First Amendment to the 1995 Plan   Incorporated   by  reference   from
                                             Exhibit   10.5(a)  to  Registrant's
                                             Quarterly  Report  on Form 10-Q for
                                             the period ended March 31, 1997.

 4.3      Second Amendment to the 1995 Plan  Incorporated   by  reference   from
                                             Exhibit  4.3  to  S-8  Registration
                                             Statement No. 333-52519  originally
                                             filed on May 13, 1998.

 4.4      Third Amendment to the 1995 Plan   Incorporated   by  reference   from
                                             Exhibit  4.4  to  S-8  Registration
                                             Statement No. 333-37670, originally
                                             filed May 23, 2000.

 4.5      Fourth Amendment to the 1995 Plan  Filed herein.

23.1      Consent of BDO Seidman, LLP        Filed herein.

23.2      Power of Attorney                  Contained in Signature Page on page
                                             II-2 herein.


                                      II-3